Exhibit 4.5

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 31st day of January, 2002, by and among ROANOKE ELECTRIC STEEL CORPORATION (the “Borrower”), the Lenders which have caused this Amendment to be executed on their behalf (the “Required Lenders”) and FIRST UNION NATIONAL BANK (the “Agent”).

The Borrower, the Lenders which are parties thereto and the Agent are parties to a Credit Agreement dated as of December 15, 1998 (as amended by an Amendment to Credit Agreement dated as of February 25, 1999, a Second Amendment to Credit Agreement dated as of October 3, 2000, and a Third Amendment to Credit Agreement dated as of April 23, 2001, the “Credit Agreement”), and they now desire to amend certain provisions of the Credit Agreement as provided herein.

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Agent hereby agree as follows:

1. Defined Terms. Capitalized terms used herein which are not otherwise defined herein will have the meanings assigned thereto in the Credit Agreement.

2. Amendment to Credit Agreement. The Borrower, the Required Lenders and the Agent agree that the following provisions of the Credit Agreement are amended as follows:

2.1 Definitions. The definition of Aggregate Revolving Credit Commitment in Section 1.1 of the Credit Agreement is amended to read as follows:

“Aggregate Revolving Credit Commitment” means the aggregate amount of the Lenders’ Revolving Credit Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Section 2.5. For the period beginning on the Closing Date and ending on January 30, 2002, the Aggregate Revolving Credit Commitment shall be Thirty Million Dollars ($30,000,000.00), and at all times thereafter the Aggregate Revolving Credit Commitment shall be One Million Dollars ($1,000,000.00).

2.2 Applicable Margin. A new subsection (g) is added to Section 4.1 of the Credit Agreement as follows:

(g) Applicable Margin. Notwithstanding anything in subsection (c) of this Section 4.1 to the contrary, the Applicable Margin for the Term Loans shall be 4.00% beginning on January 31, 2002, and continuing until five (5) Business Days after the earlier of (i) the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1(a) or (b) hereof for any fiscal quarter ending on or after April 30, 2002, demonstrating to the Agent’s satisfaction that the Net Funded Debt to EBITDA Ratio is less than 3.75 to 1, and (ii) the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1(a) or (b) hereof for the fiscal quarter ending January 31, 2003, at which time, in either case, the provisions of subsection (c) of this Section 4.1 shall determine the Applicable Margin.

2.3 Minimum EBITDA. A new Section 9.5 is added to the Credit Agreement as follows:

Section 9.5 Minimum EBITDA. Maintain Consolidated EBITDA, for the four-quarter period ending on the date of measurement, which is not less than (i) $6,750,000 at April 30, 2002, (ii) $2,250,000 at July 31, 2002, and (iii) $0 at October 31, 2002.

2.4 Limitations on Capital Expenditures. Section 10.12 of the Credit Agreement is amended to read as follows:

Section 10.12 Limitations on Capital Expenditures. Expend for capital expenditures (as defined and classified in accordance with GAAP) an amount in excess of $4,000,000 during any Fiscal Year, commencing with the Fiscal Year ending October 31, 2002; provided, however, that to the extent any such amount remains unexpended at the end of any such Fiscal Year, such unexpended amount may be carried forward by the Borrower and its Subsidiaries to the immediately succeeding Fiscal Year only.

3. Representations. To induce the Required Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Agent that:

3.1 The Borrower is in compliance with all of the terms, covenants and conditions of the Credit Agreement, as amended by this Amendment, and all of the terms, covenants and conditions of each of the other Loan Documents to which it is a party.

3.2 There exists no Default or Event of Default.

3.3 The representations and warranties contained in Article 6 of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

4. Additional Revolving Credit Loans. The Borrower agrees that, notwithstanding anything in the Credit Agreement to the contrary, the Agent and the Lenders shall not be required and are under no obligation to make additional Revolving Credit Loans to the Borrower after the date hereof.

5. Collection of Principal Payments under Term Loans. On the date hereof, the Agent on behalf of the Lenders shall have collected from the Borrower an amount equal to $11,250,000 (the “Principal Payment Advance”), which shall be applied by the Agent and the Lenders on the date hereof to pay the scheduled installments of principal due under the Term Notes through October 1, 2002, in their chronological order of maturity. Interest on the Term Notes shall continue to accrue and become due and payable in the amounts and at the times set forth in the Term Notes. The Borrower shall resume the payment of scheduled installments of principal under the Term Notes beginning with the payment due on January 1, 2003.

6. Suspension of Certain Financial Covenants. The parties agree that the covenants of the Borrower to maintain the ratios described in Sections 9.1 and 9.2 of the Credit Agreement shall be suspended for the fiscal quarters of the Borrower ending January 31, 2002, April 30, 2002, July 31, 2002, and October 31, 2002; provided that, commencing with the fiscal quarter of the Borrower ending January 31, 2003, the measurement of such ratios shall resume in accordance with such Sections.

7. Effectiveness of Amendment. Upon (i) the execution and delivery to the Agent of counterparts of this Amendment by the Borrower and the Required Lenders (as defined in the Credit Agreement), (ii) the execution by the Guarantors of the Consent of Guarantors attached hereto, (iii) the payment by the Borrower to the Agent on behalf the Lenders of an amendment fee in the amount of $355,313, and (iv) the payment by the Borrower to the Agent on behalf of the Lenders of the Principal Payment Advance, this Amendment will be effective as of the date first written above.

8. Reaffirmation. Except as expressly amended hereby, the terms of the Credit Agreement will remain in full force and effect in all respects, and the Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party.

9. References. All references to the Credit Agreement in the other Loan Documents or any other document or instrument that refers to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.

10. Applicable Law. This Amendment will be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and will be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

ROANOKE ELECTRIC STEEL CORPORATION,
as Borrower

By:
Name:
Title:

FIRST UNION NATIONAL BANK,
as Agent and Lender

By:
Name:
Title:

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WACHOVIA BANK, N.A.,
as Lender

By:
Name:
Title:

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BANK OF AMERICA, N.A.,
as Lender

By:
Name:
Title:

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SUNTRUST BANK,
as Lender

By:
Name:
Title:

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CONSENT OF GUARANTORS

Each of the undersigned Guarantors has guaranteed all obligations of the Borrower owing to the Agent and the Lenders, in each case pursuant to either a Guaranty Agreement dated as of December 15, 1998, or a Guaranty Agreement dated as of January 19, 1999 (each, a “Guaranty,” and collectively, the “Guaranties”). Each of the undersigned Guarantors hereby consents and agrees to the terms of the foregoing Fourth Amendment to Credit Agreement, and, without limiting the generality of the terms of the Guaranties, each of the undersigned Guarantors hereby agrees that (i) the foregoing Fourth Amendment to Credit Agreement does not release, impair or otherwise limit any of such Guarantor’s obligations under the Guaranty to which it is a party, (ii) the Guaranty to which such Guarantor is a party remains in full force and effect in all respects, and (iii) all indebtedness and other obligations of the Borrower under the Credit Agreement, as amended by the foregoing Fourth Amendment to Credit Agreement, are secured by the collateral described in the Subsidiary Security Agreement to which such Guarantor is a party.

JOHN W. HANCOCK, JR., INCORPORATED

By:
Name:
Title:

SOCAR, INC.

By:
Name:
Title:

RESCO STEEL PRODUCTS CORPORATION

By:
Name:
Title:

SHREDDED PRODUCTS CORP.

By:
Name:
Title:

ROANOKE TECHNICAL TREATMENT & SERVICES, INC.

By:
Name:
Title:

SOCAR OF OHIO, INC.

By:
Name:
Title:

STEEL OF WEST VIRGINIA, INC.

By:
Name:
Title:

SWVA, INC.

By:
Name:
Title:

MARSHALL STEEL, INC.

By:
Name:
Title:

STEEL VENTURES, INC.

By:
Name:
Title: